Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

C2 Global Technologies Inc.
Toronto, Ontario, Canada

We hereby consent to the incorporation by reference in the Registration Statement on: Form S-8 Nos. (333-86761, 333-88881, 333-08483, 333-08477) of C2 Global Technologies Inc. of our report dated March 1, 2007, relating to the consolidated financial statements and the financial statement schedule, which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ Mintz & Partners LLP
Toronto, Ontario
March 7, 2008